Loan Agreement

By and among

Shanghai Atrip Medical Technology Co., Ltd.

The Individual Shareholders thereto.

and

Anhante (Beijing) Medical Technology Co., Ltd.

April 14, 2008

Loan Agreement

Loan Agreement

This Loan Agreement (“this Agreement”) is executed by and among the following Parties on April 14, 2008 in Shanghai, PRC.

(1)	Shanghai Atrip Medical Technology Co., Ltd. (hereinafter referred to as “Party A” or “Borrower”);

Legal Representative: Chen Zhong

Address: Suite 1440-6B, Hongqian Road, Changning District, Shanghai

(2)	Anhante (Beijing) Medical Technology Co., Ltd. (hereinafter referred to as “Party B”);

Legal Representative: Chen Zhong

Address: Suite1708E-3, Floor 17, Qingyun Dangdai Palaze, No. 9 Building, Manting Fangyuan Community, Qingyunli, Haidian District, Beijing

(3)
Individual Shareholders of Shanghai Atrip Medical Technology Co., Ltd. (hereinafter collectively called the “Shareholders of Party A” or “Shareholders”), and the shareholding structure refers to the following:

Name of the Shareholders	Percentage Ownership in Registered Capital (%)	ID Card No.	Contact Address
Chen Zhong	93.9	310106196809272814	Room 202, No.60 of Nong 362, Taixing Road, Shanghai

Yang Fang	4.25	320504197607243041	Room401, Building 10, Lingtang Xin Cun, Suzhou, Jiangsu Province.

(Party A, Party B and Shareholders of Party A collectively called “the Parties” and individually called “each Party” or “a Party”.)

WHEREAS:

(1) Party A is duly incorporated and validly existing under the PRC Laws as a domestic limited liability company;

(2) Party B is duly incorporated and validly existing under the PRC laws as a wholly foreign-owned enterprise;

Loan Agreement

(3) The Shareholders of Party A collectively hold 98.15% of the equity interests in Party and agree to pledge their all equities in Party A to Party B as the guaranty of the loan granted by a bank as entrusted by Party B;

NOW, THEREFORE, The Parties made and entered into this Agreement with respect to the loan hereunder through friendly negotiation as follows:

1. DEFINITION

Except provided otherwise, the terms under this Agreement shall mean:

1.1 “PRC” refers to the People’s Republic of China, excluding the HongKong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;

1.2 “PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect;

1.3 “RMB” refers to the legal currency within the PRC;

1.4“Loan” refers to the Total Principal lend to the Borrowers by a bank entrusted by Party B in accordance with Article 2 hereunder;

1.5 “Equity” or “Equity Interests” refers to the 98.15% of equity interests in Party A held by the Shareholders;

1.6 “Equity Transfer” refers to the assignment of Equity Interests in Party A held by the Shareholders to Party B or its designated third party in accordance with the provisions of the exclusive purchase option agreement (the “Exclusive Purchase Option Agreement”) executed by relevant parties thereto on April 14, 2008.

1.7 “Assets Transfer” refers to the assignment of assets of Party A to Party B or its designated third party in accordance with the provisions of the Exclusive Purchase Option Agreement.

1.8 “Consideration for Equity Transfer” has the meaning set forth in Section 6 of this Agreement.

1.9 “Consideration for Assets Transfer” has the meaning set forth in Section 6 of this Agreement.

Loan Agreement

2. THE TOTAL LOAN AMOUNT

2.1 The total principal of the loan hereunder shall be equal to USD 8,000,000 (“Total Principal”), the exchange rate for conversion from USD to RMB applicable hereunder shall be the rate published by the People’s Bank of China on date of grant of the Loan.

3. TERM AND FORM OF THE LOAN

3.1 Unless otherwise provided, the term of this Agreement shall begin from obtaining the loan by the Borrower and expire when the loan is completely repaid by the Borrower in accordance with the provisions of Article 6 hereunder.

3.2 Party B shall, at its own discretion, entrust a bank (“Loan Bank”) to grant loan to Party A, and Party A and Party B agree to execute the Entrusting Loan Agreement with the Loan Bank under the condition that it will abide by this Agreement and perform the obligations hereunder.

4. LOAN USAGE

4.1 The full amount of the loan provided hereunder shall be used in the form of flowing cash for the purpose of its business operation, and shall the Borrower in no event change the usage without the prior written consent by Party B.

5. LOAN INTEREST

5.1 Except as provided in Section 5.2 hereunder, the Loan hereunder shall be interest-free.

5.2 If the Consideration for Equity Transfer or for Assets Transfer in accordance with Section 6 hereof, is higher than the Total Principal as a result of the requirements of the then applicable law or any other reasons, the excess shall be deemed to be the loan interest and /or utilizing fees of the Loan to the largest extent being permitted by PRC Laws, and be repaid to Party B by Party A together with the Total Principal.

6. REPAYMENT OF THE LOAN

6.1 The Loan shall be repaid upon the receipt of the written notice sent by Party B to Party A (the “Repayment Notice”), which shall instruct Party A to repay the Loan in accordance with Section 6.3 hereof.

6.2 Repayment Notice shall indicate the term of repayment, which shall be adjusted from time to time by Party B in accordance with the provisions of PRC Laws regarding the Equity Transfer (the “Repayment Term”).

Loan Agreement

6.3 Except as provided otherwise by the Repayment Notice, Party A shall make payment to Party B during the Repayment Term as follows:

6.3.1
In the event of any Equity Transfer by Party A, the after-tax consideration paid to Party A in exchange for such Equity Transfer (including the principal and interest of the loan, if applicable) (hereinafter referred to as the “Consideration for Equity Transfer”) shall be used by Party A to repay the Loan to Party B;

6.3.2
In the event that the Company receives consideration for any Asset Transfer, Party A shall cause the Company to adopt a plan of profit distribution to transfer all after-tax income of the Company to Party B to the greatest extent permitted by PRC Laws, in order to repay the loan made by Party B under this agreement.

6.4 If the Consideration for Equity Transfer or Assets Transfer is lower than the Total Principal under this Agreement, Party A shall be exempted from the shortfall repayment obligation.

7. CONDITON FOR GRANTING OF THE LOAN

7.1 The loan shall be granted under the condition that Party A has caused its Shareholders’ General Meeting and Board of directors to approve for the loan hereunder.

7.2 Party B shall immediately entrust a bank as designated by it to grant the Loan to Party A following receiving the written evidence which proves that the Party A has fulfilled the condition under Section 7.1 hereof.

8. WARRANTIES AND UNDERTAKINGS

8.1	Party A warrants to Party B that, as of the execution date of this Agreement:

8.1.1
Without Party B’s prior written consent, it shall not supplement or amend the articles of association or rules of Party A and any of its subsidiaries wholly-owned or controlled by Party A in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of aforesaid entities in any manner;

8.1.2	It shall prudently and effectively maintain its business operations according to good financial and business standards so as to maintain or increase the value of its assets;
8.1.3
Unless as required necessary for its business operation or upon prior written consent by Party B, it shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets or incomes, nor shall it encumber its assets and income in any way that would affect Party B’s interests hereunder;

Loan Agreement

8.1.4	It shall not incur or succeed to any debts or liabilities unless as required necessary for the business operation of Party A or upon the prior written consent by Party B;
8.1.5	Without Party B’s prior written consent, it shall not enter into any material contract (exceeding RMB5,000,000 in value);
8.1.6	Without Party B’s prior written consent, it shall not provide any loans or guaranty to any third party;
8.1.7	At Party B’s request, it shall provide Party B with all information regarding its business operation and financial condition;
8.1.8
Party A shall purchase the insurance from insurance companies acceptable to Party B in such amounts and of such kinds as are customary in the region among companies doing similar business and having similar assets;

8.1.9	Without Party B’s prior written consent, it shall not acquire or consolidate with any third party, nor shall they invest in any third party;
8.1.10
It shall promptly notify Party B of any pending or threatened lawsuit, arbitration or administrative dispute which involve its assets, business or incomes, and take positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

8.1.11
Without Party B’s prior written consent, it shall not distribute any dividends to the Shareholders in any manner, and at Party B’s request, it shall promptly distribute all distributable dividends to the Shareholders;

8.1.12	Without Party B’s prior written consent, it shall not commit any act or omission that would materially affect its assets, business or liabilities.

8.2	The Shareholders of Party A warrant to Party B that:

8.2.1	They agree to use the Consideration of Equity Transfer to discharge Party A from repayment of the loan hereunder;
8.2.2
Without Party B’s prior written consent, they shall not accept such distributed dividend, and at Party B’s request, it shall promptly approve for the Profit Distribution Proposal, and accept such distributed dividend;

8.2.3	They shall not transfer, sell, mortgage or otherwise disposing of the equity interests in Party A;
8.2.4	Without Party B’s prior written consent, they shall not commit any act or omission that would materially affect the Party A’s assets, business or liabilities.

9. GUARANTY OF THE LOAN

9.1 To secure the repayment of the loan hereunder, the Shareholders agree to pledge 98.15% of equity in Party A to Party B, and the Parties agree to execute the Equity Pledge Agreement with respect thereto.

Loan Agreement

10. TAX AND EXPENSE

10.1 The Parties shall pay their respective taxes and expenses in relation to the execution and performance hereof in accordance with the PRC Laws.

11. ASSIGNMENT OF AGREEMENT

11.1 Party A shall not transfer any or all of its rights and obligations under this Agreement to any third party without the prior written consent of Party B.

11.2 The Parties agree that Party B shall be, at its own discretion, transfer any or all of its rights and obligations under this Agreement to any third party upon the delivery of a six (6) days’ written notice to Party A.

12. LIABILITIES AND INDEMITIES FOR BREACH OF THIS AGREEMENT

12.1 If Party A uses the Loan incompliance with the provided manners hereunder, Party B shall require Party A to promptly repay the unduly used part.

12.2 If Party A or the Shareholders breach(es) the warranties and undertakings as provided in Article 8 or other provisions under this Agreement, and fail to redress such breach within 60 days upon receipt of the written notice from Party B, it shall be entitled to require Party A to repay the granted Loan promptly.

12.3 If Party A fails to repay the Loan in accordance with the provisions hereunder, it shall pay to Party B the liquidated damage per day equal to 0.03% of the unduly paid proportion of the Loan; if the delay of repayment of the Loan excesses sixty (60) days, Party B shall be entitled to exercise the right of pledge under the Equity Pledge Agreement.

13. EFFECTIVENESS, MODIFICATION AND CANCELLATION

13.1 This Agreement shall take effect on the date of execution hereof by the Parties.

13.2 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

13.3 This Agreement shall not be discharged or canceled without written agreement through negotiation, provided Party B may, by delivering a thirty (30)-day prior notice to Party A hereto, terminate this Agreement.

Loan Agreement

13.4 Unless Party B fails to grant the Loan as required hereunder after the satisfaction of all conditions as set forth in Section 7.1 hereunder by Party A, shall Party A in no event unilaterally terminate this Agreement.

14. CONFIDENTIALITY

14.1 Any information, documents, data and all other materials (herein “confidential information”) arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevant materials, but the following circumstances shall be excluded:

(1)	The materials that is known or may be known by the Public (but not include the materials disclosed by each party receiving the materials);
(2)	The materials required to be disclosed subject to the applicable laws or the rules or provisions of stock exchange; or
(3)
The materials disclosed by each Party to its legal or financial consultant relating the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by staff or employed institution of any Party shall be deemed as the disclosure of such materials by such Party, and such Party shall bear the liabilities for breaching the contract.

14.2 This Clause shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason

15. FORCE MAJEURE

15.1 “Force Majeure” refers that any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots;.

15.2 If an event of force majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate means to minimize or remove the negative effects of force majeure on the other Parties, and shall not assume the liabilities for breaching this Agreement due to the force majeure. The Parties shall keep on performing this Agreement after the event of force majeure disappears.

16. GOVERNING LAW AND DISPUTE RESOLUTION

16.1 The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under PRC Laws.

Loan Agreement

16.2 Any dispute arising out of this Agreement shall be resolved by the Parties through friendly negotiation. If the Parties could not reach an agreement within 30 days since the dispute is brought forward, any Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules, the language of arbitration proceedings shall be Chinese. The arbitration award should be final and binding upon the Parties.

16.3 During the process of dispute-resolution, the Parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

17. MISCELLANEOUS

17.1 The Parties agree and acknowledge that Party B shall be entitled to provide the Loan hereunder to the Shareholders by delivering a three (3)-day’s prior written notice to the Parties, and such Shareholders agree that the Loan will then be used to increase the registered capital of Party A.

17.2 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

17.3 This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.

17.4 With respect to the matters in connection with the loan hereunder, if there is any discrepancy between the Entrusting Loan Agreement and this Agreement or any other matters excluding in the Entrusting Loan Agreement, this Agreement shall prevail.

17.5 Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Party A
Contact person: Zhang Hongwei
Address: No. 1440-6B, Hongqiao Road, Shanghai,200332
Tel: 021-50805789
Fax: 021-50802149

Loan Agreement

Party B
Contact person: Chen Zhong
Address: 2A, Building1, No.200 of Niu Dun Road, Zhangjiang Hi-tech Zone, Shanghai, 201203
Tel: 021-50805789
Fax: 021-50802149

The Representative designated by the Shareholders
Contact person: Chen Zhong
Address: 2A, Building1, No.200 of Niu Dun Road, Zhangjiang Hi-tech Zone, Shanghai, 201203
Tel: 021-50805789
Fax: 021-50802149

17.6 This Agreement is executed in four (4) originals with each of the person for signing this Agreement holding one original, and each of originals shall be equally valid and authentic.

[Signature Page Follows]

Loan Agreement

IN WITNESS THEREFORE, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

For and on behalf of

Party A Shanghai Atrip Medical Technology Co., Ltd. (Seal)

Legal Representative (or Authorized Representative): Chen Zhong

Signature _____________

Party B Anhante (Beijing) Medical Technology Co., Ltd. (Seal)

Legal Representative (or Authorized Representative): Chen Zhong

Signature ____________

The Shareholders of Shanghai Atrip Medical Technology Co., Ltd.

Mr. Chen Zhong, _______________________________

Ms. Yang Fang, _______________________________